EXHIBIT 23.2

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated September 10, 2009, with respect to the consolidated financial statements for the fiscal year ended May 31, 2009 to be included in the filing of the 2010 Form 10-K of Intelligent Living Corp.

Sincerely,

Chisholm, Bierwolf, Nilson & Morrill

Dated: September 13, 2010